                        SCHRODER CAPITAL FUNDS (DELAWARE)
              AMENDED AND RESTATED INVESTMENT SUBADVISORY AGREEMENT

                           SCHRODER INTERNATIONAL FUND

This AGREEMENT dated as of the 28th day of February, 2006, is entered into among Schroder Capital Funds (Delaware) (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York, NY 10022, Schroder
Investment Management North America Inc. (the "Adviser"), a corporation organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York 10022, and Schroder
Investment Management North America Limited (the "Subadviser"), a U.K.
corporation with its principal office and place of business at 31 Gresham
Street, London, U.K. EC2V 7QA.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company;

WHEREAS, the Subadviser is registered with the Securities and Exchange
Commission (the "Commission") as an investment adviser under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"), and is regulated by the
United Kingdom's Financial Services Authority ("FSA") in the conduct of any investment business the Subadviser performs in the United Kingdom;

WHEREAS, the Trust, the Adviser and the Subadviser are parties to the Investment
Subadvisory Agreement dated February 10, 2004 (the "Initial Agreement"), under which the Subadviser performs investment advisory services for the Schroder
International Fund series of the Trust (the "Fund"); and

WHEREAS, the parties desire to amend and restate the Initial Agreement to provide for a revised subadvisory fee;

NOW THEREFORE, in consideration for the promises and covenants contained herein, the Trust, the Adviser and the Subadviser hereby agree to amend and restate the
Initial Agreement in its entirety as follows:

SECTION 1. INVESTMENT SUBADVISER; APPOINTMENT

Subject to the oversight of the Board of Trustees of the Trust (the "Board"),
the Adviser manages the investment and reinvestment of the assets of the Fund and otherwise provides management and certain other services as specified in the
Amended and Restated Investment Advisory Agreement, dated as of September 15,
1999, between the Adviser and the Trust, on behalf of the Fund (the "Investment
Advisory Agreement").

The Adviser hereby employs the Subadviser, subject to the direction and control of the Adviser and the oversight of the Board, to manage the investment and reinvestment of the assets in the

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Fund and, without limiting the generality of the foregoing, to provide other investment management services required of the Adviser under and in accordance with the Investment Advisory Agreement. The Subadviser hereby accepts such employment and agrees to provide such services for the consideration herein provided, all subject to and in accordance with the terms and conditions of this
Agreement.

SECTION 2. DUTIES OF THE SUBADVISER

(a) Subject to the direction and control of the Adviser and the oversight of the
Board, the Subadviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the
Fund. In all purchases, sales and other transactions in securities for the Fund, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b) Upon request, the Subadviser will report to the Board (either directly or through the Adviser) all changes in the Fund since the prior report, and will keep the Board informed (either directly or through the Adviser) of important developments affecting the Trust, the Fund and the Subadviser, and on its own
initiative, will furnish the Board (either directly or through the Adviser) from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the
Fund maintains investments. The Subadviser will also furnish the Board (either directly or through the Adviser) with such statistical and analytical information with respect to securities in the Fund as the Subadviser may believe appropriate or as the Adviser or the Board reasonably may request. In making purchases and sales of securities for the Fund the Subadviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust's Amended and Restated Trust Instrument, as amended from time to time (the "Trust Instrument") and Registration Statement under the Act and the Securities Act of 1933, as amended, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies, and the investment objectives, policies and restrictions of the Fund.

(c) The Subadviser shall maintain records for the Fund relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this
Agreement required to be prepared and maintained by the Subadviser or the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Subadviser or the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Subadviser shall be the

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property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Subadviser (either directly or through the Adviser) to the Trust or its authorized representatives.

(d) The Subadviser acknowledges and agrees that the Adviser is ultimately responsible for providing to the Fund the services required of it under the
Investment Advisory Agreement. Accordingly, the Subadviser shall discharge its duties and responsibilities specified in this Section 2 and elsewhere in this
Agreement subject at all times to the direction, control and oversight of the
Adviser. In furtherance thereof, the Subadviser shall, without limitation, (i)
make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Subadviser responsible for the day-to-day management of the
Fund, (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Fund and (iii) report to the Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Subadviser's implementation of the Fund's investment program and the Fund's portfolio composition and performance, (B) any policies and procedures implemented by the Subadviser to ensure compliance with United
States securities laws and regulations applicable to the Subadviser and the
Fund, (C) the Fund's compliance with the investment objectives, policies and limitations set forth in the Fund's then current Prospectus and Statement of
Additional Information and any additional operating policies or procedures that the Trust communicates to the Subadviser in writing (either directly or through the Adviser) and (D) such other matters as the Adviser may reasonably request.

SECTION 3. EXPENSES

The Subadviser agrees to provide, at its own expense, the office space, facilities, furnishings and equipment, and the staff and personnel necessary for the Subadviser to perform the services required of it under this Agreement.
Except as provided in this Agreement, the Subadviser shall have no responsibility or obligation to pay any costs or expenses of the Trust, the Fund or the Adviser.

SECTION 4. STANDARD OF CARE

(a) The Trust and the Adviser shall expect of the Subadviser, and the Subadviser will give the Trust and the Adviser the benefit of, the Subadviser's best judgment and efforts in rendering its services on behalf of the Fund, and as an inducement to the Subadviser's undertaking these services the Subadviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the
Trust, the Trust's shareholders or the Adviser to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder.
As used in this Section 5, the term "Subadviser" shall include any affiliated person of

                                      -3-

the Subadviser (other than the Adviser) performing services on behalf of the
Fund contemplated hereby and directors, officers and employees of the Subadviser as well as the Subadviser itself.

(b) The Subadviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which it is not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities) except under circumstances provided for in Section 5(a).

The presence of exculpatory language in this Agreement shall not in any way limit or be deemed by anyone as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust, the Trustees of the Trust, the Fund, the Adviser, the Subadviser or any other party appointed pursuant to this Agreement (including without limitation any custodian), either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws of the United
States.

In addition, nothing in this Agreement shall exclude any liability of the
Subadviser to the Fund arising under the United Kingdom Financial Services and
Markets Act of 2000 ("FSMA"), any regulations made under the FSMA, the Pensions
Act of 1995 or FSA Rules. In accordance with FSA requirements, the Subadviser has classified the Fund as an Intermediate Customer.

SECTION 5. COMPENSATION

For the services to be rendered by the Subadviser as provided in this Agreement, the Adviser (and not the Trust or the Fund) will pay to the Subadviser a monthly fee in an amount equal to fifty percent (50%) of all fees actually paid by the
Fund to the Adviser for such month under Section 6 of the Investment Advisory
Agreement; provided, however, that the Subadviser's fee payable hereunder for any period shall be reduced such that the Subadviser bears fifty percent (50%)
of any voluntary fee waiver observed or expense reimbursement borne by the
Adviser with respect to the Fund for such period. For clarity, the Adviser shall be obligated to pay the Subadviser fees hereunder for any period only out of and following the Adviser's receipt from the Fund of advisory fees pursuant to
Section 6 of the Investment Advisory Agreement for such period. Subject to the foregoing, such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

SECTION 6. EFFECTIVENESS, DURATION, AND TERMINATION

(a) This Agreement shall become effective on the date first written above and shall remain in effect for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods
(computed from each anniversary date of the approval); provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved, the Subadviser may continue

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to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

(b) This Agreement may be terminated at any time, without the payment of any penalty (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Subadviser; (ii) by the
Adviser on 60 days' written notice to the Subadviser; or (iii) by the Subadviser on 60 days' written notice to the Adviser and the Trust. This Agreement shall terminate automatically upon assignment as defined in the Act.

SECTION 7. ACTIVITIES OF THE SUBADVISER

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's officers, directors or employees who may also be a
Trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. It is specifically understood that officers, directors and employees of the Subadviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Subadviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Subadviser to be equitable to the Fund and such clients.

SECTION 8. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the
Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadviser's rights or claims related in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 9. NOTICE

Any notice or other communication required to be given pursuant to this
Agreement shall be in writing or by telex and shall be effective upon receipt.
Notices and communications shall be given, if to the Trust, at:

               Schroder Capital Funds (Delaware)
               875 Third Avenue, 22nd Floor
               New York, New York 10022

               Attention: Carin Muhlbaum, Esq.

if to the Adviser, at:

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               Schroder Investment Management North America Inc.
               875 Third Avenue, 22nd Floor
               New York, New York 10022

               Attention: Ms. Catherine A. Mazza

and if to the Subadviser, at:

               Schroder Investment Management North America Limited
               31 Gresham Street
               London, U.K. EC2V 7QA

               Attention: Legal Department

SECTION 10. MISCELLANEOUS

(a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto.

(b) This Agreement shall be governed and shall be construed in accordance with the laws of the State of Delaware.

(c) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(e) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(f) The terms "vote of a majority of the outstanding voting securities,"
"interested person," affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Investment Subadvisory
Agreement to be duly executed on its behalf by its duly authorized representative, all as of the day and year first written above.

SCHRODER CAPITAL FUNDS (DELAWARE),
ON BEHALF OF ITS SCHRODER INTERNATIONAL FUND SERIES

By: /s/ Carin F. Muhlbaum
    ---------------------------------
Name: Carin F. Muhlbaum
Title: Secretary

SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.

By: /s/ Carin F. Muhlbaum
    ---------------------------------
Name: Carin F. Muhlbaum
Title: SVP

SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LIMITED

By: /s/ Peter L. Clark
    ---------------------------------
Name: Peter L. Clark
Title: Director

                       [Int'l Fund Subadvisory Agreement]